CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this registration statement on Form N-14 (the "Registration Statement") of John Hancock Strategic Series of our report dated July 9, 1998, relating to the financial statements and financial highlights appearing in the May 31, 1998 Annual Report to Shareholders of John Hancock Strategic Income Fund and our report dated December 15, 1997, relating to the financial statements and financial highlights appearing in the October 31, 1997 Annual Report to Shareholders of John Hancock World Bond Fund (collectively, the "Financial Statements") which appear in Exhibits A and B, respectively, to the Statement of Additional Information, and which Financial Statements are incorporated by reference into the Proxy Statement and Prospectus (the "Proxy/Prospectus"), which constitutes part of this Registration Statement. We further consent to the reference to us under the heading "Experts" in such Proxy/Prospectus, to the references to us under the headings "Financial Highlights" in the Prospectuses of the Funds dated October 1, 1998 for the John Hancock Strategic Income Fund and June 1, 1998 for the John Hancock World Bond Fund, which are incorporated by reference into the Proxy/Prospectus and the references to us under the headings "Independent Auditors" in the Statements of Additional Information of the Funds dated October 1, 1998 for the John Hancock Strategic Income Fund and June 1, 1998 for the John Hancock World Bond Fund, which are included as Exhibits A and B, respectively, to the Statement of Additional Information.



/s/PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
November 13, 1998